UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 12, 2018

Date of Report (Date of Earliest event reported)

DLT Resolution Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-148546	20-8248213
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5940 S. Rainbow Blvd, Ste 400-32132 Las Vegas NV 89118

(Address of principal executive offices) (Zip Code)

1 (702) 796-6363

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

Acquisition of operating assets of Resolution Tele.com

On April 12, 2018, DLT Resolution Inc. (the “ Company ” or “ we ”) entered into and closed the transactions contemplated by the definitive asset purchase agreement and plan of re-organization (the “ Asset Purchase Agreement ”) by and among the Company, 1922861 Ontario Inc. a corporation organized under the laws of Ontario (“ 1922861 Ontario Inc. ”), the stockholders of 1922861 Ontario Inc. (“ Stockholders ”) and other parties signatory thereto to acquire all the operating assets of 1922861 Ontario Inc. for 500,000 restricted common shares of DLT Resolution and a payment of CAD $19,200.00 to 1922861 Ontario’s supplier. The acquisition will integrate the operating assets of this purchase into the Company’s Canadian subsidiary DLT Resolution Corp, a corporation formed under the Laws of the Province of Ontario.

In addition to the consideration on closing an additional 1,000,000 restricted common shares may potentially be issued upon meeting the following milestones:

•	An additional 500,000 shares will be issued upon the acquired base generating CAD $35,000 in monthly sales for DLT Resolution for 3 consecutive months with a 10% pre-tax profit.

•	And an additional 500,000 shares will be issued upon the acquired base generating CAD $500,000 in cumulated gross sales with a 10% pre-tax profit.

We have alloted 24 months to achieve these milestones. There is full acceleration to allow for full vesting as quickly as the cumulative sales milestones are reached. Share issuances will be issued under reliance of appropriate exemptions from registration with the Securities & Exchange Commission and will contain substantial resale restrictions.

While there can be no assurance, based on the current run rate, Management estimates that the majority of these milestones to be reached within 2018. In compliance with the Exchange Act, the shares will be issued under applicable exemption from registration and will contain substantial resale restrictions.

The Stock Purchase Agreement contains customary representations, warranties and covenants by 1922861 Ontario Inc., as well as customary indemnification provisions among the parties.

Prior to the transactions described in this Current Report on Form 8-K, in the past 6 months. 1922861 Ontario Inc. was a supplier of telecom services to the Company and the 1922861 Ontario Inc.’s CEO provided approximately $2,000 worth of consulting services to the Company. Aside from the foregoing, no material relationships between the Company or 1922861 Ontario or any affiliate of 1922861 Ontario Inc. and the Company existed, other than pertaining to the Acquisition.

The foregoing summary of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the complete text of the definitive agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Asset Purchase Agreement is filed as an exhibit to this report in order to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company or any of the other parties thereto. In particular, the assertions embodied in the representations and warranties contained in the Asset Purchase Agreement are given only as of the dates specified in the agreement and are qualified by information contained in confidential disclosure schedules provided by the parties. Accordingly, investors should not rely on the representations and warranties in the Stock Purchase Agreement as characterizations of the actual state of facts or condition of the Company, 1922861 Ontario Inc., the Sellers or any other party to the Asset Purchase Agreement.

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Item 2.01 Completion of Acquisition or Disposition of Assets

The information in Item 1.01 set forth above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a ) Financial Statements of Business Acquired

The financial statements by this item are not being filed herewith. If required, the Company will file the required financial statements as an amendment to this Current Report on Form 8-K within the time permitted by Item 9.01(a) of Form 8-K.

(b ) Pro Forma Financial Information

The pro forma financial information by this item is not being filed herewith. If required, the Company will file the required pro forma financial information as an amendment to this Current Report on Form 8-K within the time permitted by Item 9.01(b) of Form 8-K.

(d) Exhibits.

Exhibit Number	Description

10.1	Asset Purchase Agreement - Agreement and plan of reorganization

Forward Looking Statements

This Current Report on Form 8-K contains forward looking statements and are indicated by words such as "shall", "will" and other similar words or phrases. Actual events or results may differ materially from those described herein. Such forward-looking statements are subject to a number of risks and uncertainties that could cause the actual results or performance of the Company to differ materially from those described herein, including, but not limited to, the impact of the economic environment on the Company's customer base and the resulting uncertainties; changes in technology and market requirements; decline in demand for the Company's products; inability to timely develop and introduce new software, services and applications; difficulties or delays in absorbing and integrating acquired operations, technologies and personnel; loss of market share; pressure on resulting from competition; and inability to maintain certain marketing and distribution arrangements.

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DLT Resolution Inc.

Date: April 12, 2018	By:	/s/ John S. Wilkes
	Name:	John S. Wilkes
	Title:	President and Chief Executive Officer

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